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                                                                EXHIBIT 99(a)(5)

                          OFFER TO PURCHASE FOR CASH
                       14,397,836 SHARES OF COMMON STOCK
                                      OF
                       SAVANNAH FOODS & INDUSTRIES, INC.
                                      AT
                             $20.25 NET PER SHARE
                                      BY
                          IHK MERGER SUB CORPORATION
                         A WHOLLY OWNED SUBSIDIARY OF
                          IMPERIAL HOLLY CORPORATION

 THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, OCTOBER 16, 1997 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED.


To our Clients:

  Enclosed for your consideration are the Offer to Purchase, dated September 18, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), relating to the offer by IHK Merger Sub Corporation, a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Imperial Holly Corporation, a Texas corporation ("Imperial Holly"), to purchase 14,397,836 shares of common stock, par value $0.25 per share (the "Shares"), of Savannah Foods & Industries, Inc., a Delaware corporation (the "Company"), or such other amount of Shares representing 50.1% of the Shares outstanding on a fully diluted basis on the date of purchase, at a purchase price of $20.25 per Share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal enclosed herewith. Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available or who cannot deliver all required documents to Wachovia Bank, N.A. (the "Paying Agent") on or prior to the Expiration Date, or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

  WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

Please note the following:

  1. The tender price is $20.25 per Share, net to you in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

  2. The Offer is being made for 14,397,836 Shares or such other amount of Shares representing 50.1% of the Company's outstanding common stock on a fully diluted basis on the date of purchase.

  3. In the event that more than 14,397,836 Shares or such other amount of Shares representing 50.1% of the Company's outstanding common stock on a fully diluted basis on the date of purchase are validly tendered
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and not withdrawn in accordance with Section 4 of the Offer to Purchase prior to the Expiration Date, the Purchaser will accept for payment and pay for such Shares on a pro rata basis (with appropriate adjustments to avoid purchases of fractional Shares).

  4. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn by the Expiration Date at least 14,397,836 shares or such other number of shares representing 50.1% of the Company's outstanding common stock on a fully diluted basis on the date of purchase,
(ii) the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder and (iii) Imperial Holly having obtained financing sufficient to enable it (or to cause Purchaser) to purchase the shares tendered pursuant to the Offer and to consummate the merger of the Purchaser with and into the Company (the "Merger") following the consummation of the Offer. The offer also is subject to certain other conditions which are set forth in this Offer to Purchase. See Section 14 of the Offer to Purchase.

  5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.

  6. The Offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, October 16, 1997, unless the Offer is extended.

  7. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Paying Agent of (a) Share Certificates for such Shares or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Paying Agent at The Depository Trust Company or Philadelphia Depository Trust Company (collectively, the "Book-Entry Transfer Facilities"), pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry transfer, and (c) all other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when Share Certificates or confirmations of book-entry transfer of such Shares into the Paying Agent's account at a Book-Entry Transfer Facility are actually received by the Paying Agent.

  If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

  The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, the Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

  In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by Lehman Brothers Inc., the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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              INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                  FOR CASH 14,397,836 SHARES OF COMMON STOCK
                                      OF
                       SAVANNAH FOODS & INDUSTRIES, INC.

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated September 18, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by IHK Merger Sub Corporation, a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Imperial Holly Corporation, a Texas corporation, to purchase 14,397,836 shares of common stock, par value $0.25 per share (the "Shares"), of Savannah Foods & Industries, Inc., a Delaware corporation, or such other amount of Shares representing 50.1% of the amount of Shares outstanding on a fully diluted basis on the date of purchase, at a purchase price of $20.25 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase.

  This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares), which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

  Number of Shares to Be Tendered:

  ____________________ Shares

                                   SIGN HERE

 Signature(s):________________________________________________________________

 Print Name(s):_______________________________________________________________

 Print Address(es):___________________________________________________________

 Area Code and Telephone Number(s):___________________________________________

 Taxpayer Identification or Social Security Number(s):________________________


                              WACHOVIA BANK, N.A.

                        Inquiry Number: 1-800-633-4236

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